FOR IMMEDIATE RELEASE	Thursday, August 7, 2025

TEGNA Inc. Reports Second Quarter 2025 Results and

Provides Third Quarter Guidance

Achieves Key Guidance Metrics

Reaffirms 2024/2025 Two-Year Adjusted Free Cash Flow guidance

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the second quarter ended June 30, 2025.

“We delivered on our financial commitments this quarter while making important progress on the strategic initiatives that will shape TEGNA’s future, including accelerating our technology roadmap and expanding our local news coverage by 100 hours a day,” said Mike Steib, CEO. “Our focus remains on reinventing how we operate and how we serve our audiences – by investing in local journalism, compelling content, and digital experiences.”

“As we announced last year, our Chief Operating Officer, Lynn Beall is retiring on August 31, and I extend my sincere gratitude for her extraordinary leadership and decades of service to local communities across America,” Steib added. “She’s been a force for good in our industry and an indispensable partner to me in my first year at TEGNA. We are grateful for all Lynn has done for TEGNA and we are going to miss her.”

SECOND QUARTER FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue decreased 5% to $675 million in line with our guidance. The primary drivers of the decline were lower political advertising revenue, consistent with cyclical even-to-odd year comparisons, and lower advertising and marketing services (AMS) revenue.
•
Distribution revenue was flat at $370 million due to subscriber declines, offset by contractual rate increases.
•
AMS revenue decreased 4% to $288 million, driven primarily by ongoing macroeconomic challenges, partially offset by growth from local sports rights.
•
GAAP operating expenses decreased 3% to $553 million and non-GAAP operating expenses1 decreased 3% to $549 million due to our core operational cost cutting initiatives primarily seen in compensation and outside services expense reductions.
•
GAAP and non-GAAP operating income1 totaled $122 million and $126 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $68 million and non-GAAP net income attributable to TEGNA Inc.1 was $71 million.
•
GAAP and non-GAAP earnings per diluted share1 were $0.42 and $0.44, respectively.

[1] See Table 3 for details

•
Total company Adjusted EBITDA2 decreased 14% to $151 million primarily due to lower political advertising revenue and AMS revenue, partially offset by continued cost benefits from core operational cost-cutting initiatives.
•
Net cash flow from operations was $100 million and Adjusted Free Cash Flow3 was $96 million. TEGNA returned $20 million to shareholders through dividends during the second quarter.
•
Interest expense was flat at $42 million.
•
Cash and cash equivalents totaled $757 million at the end of the second quarter. Net leverage finished the second quarter at 2.8x4.
•
Redeemed $250 million par value of 4.75% senior notes due March 15, 2026, on July 2, 2025.

KEY BUSINESS UPDATES:

•
Announced the addition of more than 100 hours of new daily local programming across 50+ markets as part of our strategy to increase content and fuel distribution channels. This strategic addition will enable two dedicated hours of original news content during peak morning hours and is the first step towards TEGNA becoming a 24/7 digital news organization.
•
Appointed vice presidents of content focused on enhancing localized storytelling while aligning priorities such as investigative journalism, weather, key events, and cross-platform news delivery.
•
During the quarter, TEGNA and FOX Corporation reached a comprehensive multi-year deal that renews station affiliation agreements for six TEGNA markets. These FOX markets cover approximately seven percent of TEGNA households.
•
COO Lynn Beall was selected as the recipient of the 2025 Radio + Television Business Report Lifetime Leadership Award, capping off more than 35 years of outstanding leadership and service in the industry.
•
23 TEGNA stations were honored with a total of 59 Regional Edward R. Murrow Awards. KING in Seattle received a total of 11 awards in the large market television category, including overall excellence. KARE in Minneapolis took home eight awards, including excellence in innovation.

[2] See Table 4 for details
[3] See Table 5 for details
[4] See Table 6 for details

FULL-YEAR AND THIRD QUARTER 2025 OUTLOOK:

Full-Year 2025 Key Guidance Metrics

2024/2025 Two-Year Adjusted FCF	$900 million – 1.1 billion

Corporate Expenses	$40 – 45 million
Depreciation	$60 – 65 million
Amortization	$33 – 37 million
Interest Expense	$160 – 165 million
Capital Expenditures	$50 – 60 million
Effective Tax Rate	22.0 – 23.0%

Third Quarter 2025 Key Guidance Metrics

Reflects expectations relative to third quarter 2024 results

Total Company GAAP Revenue	Down -18% to -20% as expected with even-to-odd year comparisons of an election year and the Summer Olympics
Total Non-GAAP Operating Expenses	Down -2% to -3%

CONFERENCE CALL

TEGNA will host a conference call and webcast on Thursday, August 7, 2025, to discuss the Company’s financial results and other business matters. The teleconference will begin at 11:00 a.m. Eastern Time and will be hosted by Mike Steib, chief executive officer, and Julie Heskett, chief financial officer.

The conference call will be webcast on the company’s website, and is open to investors, the financial community, the media and other members of the public. To access the meeting by phone, please visit investors.TEGNA.com at least 10 minutes prior to the scheduled start time to access the links and register before the conference call begins. Once registered, phone participants will receive dial-in numbers and a unique PIN to access the call.

FORWARD-LOOKING STATEMENTS

Certain statements in this 8-K earnings release that do not describe historical facts may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” “outlook,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, statements regarding TEGNA’s future financial and operating results (including growth and earnings), capital allocation framework, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are necessarily estimates reflecting the best judgment and current views, projections, estimates, expectations, plans, assumptions and beliefs about future events (in each case subject to change) of TEGNA’s senior management and involve a number of risks, uncertainties and other factors, many of which may be beyond our control that could cause actual results to differ materially from those views, projections, estimates, expectations, plans, assumptions and beliefs expressed or implied in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to:

•
Changes in the market price of TEGNA’s shares, general market conditions, constraints, volatility, or disruptions in the capital markets;
•
The possibility that TEGNA’s capital allocation plan, including dividends, share repurchases and/or strategic acquisitions, investments and partnerships may not enhance long-term stockholder value;
•
Legal proceedings, judgments or settlements;
•
TEGNA’s ability to re-price or renew subscribers;
•
Changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings;
•
The effects of extreme weather and climate events on our operations as well as our counterparties, customers, employees, third-party vendors and suppliers;
•
Changes in technology, including changes in the distribution and viewing of television programming;
•
The reaction by advertisers, programming providers, strategic partners, FCC or other government regulators to businesses that we may seek to acquire;
•
The risk that we may become responsible for certain liabilities of the businesses that we may acquire;
•
Future financial performance, including our ability to obtain additional financing in the future on favorable terms;
•
The failure of our business to produce projected revenues or cash flows;
•
Continued consolidation in the industry, including MVPDs, vMVPDs, advertising agencies and other important third parties;
•
The loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;
•
Strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;
•
Uncertainties inherent in the development of new business lines and business strategies;

•
Changes in laws or regulations under which we operate;
•
Competitor responses to our products and services;
•
Changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto;
•
The potential effects of tariffs on the demand for our advertising services; and
•
Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results, which are discussed in our Annual Report on Form 10-K. Any forward-looking statements in this 8-K earnings release should be evaluated in light of these important factors.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this 8-K earnings release and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people monthly across the web, mobile apps, connected TVs, and linear television. Together, we are building a sustainable future for local news. For more information, visit  TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Molly McMahon	Julie Heskett
Senior Director, Corporate Communications	Senior Vice President, Chief Financial Officer
703-873-6422	703-873-6747
mmcmahon@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarter ended June 30,
	2025	2024	Change

Revenues	$675,045	$710,363	(5%)

Operating expenses:
Cost of revenues	422,896	432,044	(2%)
Business units - Selling, general and administrative expenses	94,998	94,938	0%
Corporate - General and administrative expenses	10,109	12,685	(20%)
Depreciation	15,796	15,173	4%
Amortization of intangible assets	8,832	13,663	(35%)
Total	552,631	568,503	(3%)
Operating income	122,414	141,860	(14%)

Non-operating (expense) income:
Interest expense	(41,789)	(41,748)	0%
Interest income	8,168	5,873	39%
Other non-operating items, net	(627)	(2,749)	(77%)
Total	(34,248)	(38,624)	(11%)

Income before income taxes	88,166	103,236	(15%)
Provision for income taxes	20,264	21,207	(4%)
Net income	67,902	82,029	(17%)
Net loss attributable to redeemable noncontrolling interest	20	115	(83%)
Net income attributable to TEGNA Inc.	$67,922	$82,144	(17%)

Earnings per share:
Basic	$0.42	$0.48	(13%)
Diluted	$0.42	$0.48	(13%)

Weighted average number of common shares outstanding:
Basic shares	161,472	169,512	(5%)
Diluted shares	162,667	169,880	(4%)

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)

	Six months ended June 30,
	2025	2024	Change

Revenues	$1,355,094	$1,424,615	(5%)

Operating expenses:
Cost of revenues	863,887	862,611	0%
Business units - Selling, general and administrative expenses	190,545	197,198	(3%)
Corporate - General and administrative expenses	20,265	27,483	(26%)
Depreciation	31,275	29,483	6%
Amortization of intangible assets	17,685	27,323	(35%)
Asset impairment and other	—	1,097	***
Total	1,123,657	1,145,195	(2%)
Operating income	231,437	279,420	(17%)

Non-operating (expense) income:
Interest expense	(83,600)	(84,116)	(1%)
Interest income	16,241	11,446	42%
Other non-operating items, net	(2,444)	147,009	***
Total	(69,803)	74,339	***

Income before income taxes	161,634	353,759	(54%)
Provision for income taxes	35,425	82,468	(57%)
Net income	126,209	271,291	(53%)
Net loss attributable to redeemable noncontrolling interest	384	413	(7%)
Net income attributable to TEGNA Inc.	$126,593	$271,704	(53%)

Earnings per share:
Basic	$0.78	$1.56	(50%)
Diluted	$0.77	$1.55	(50%)

Weighted average number of common shares outstanding:
Basic shares	161,162	173,668	(7%)
Diluted shares	162,294	174,158	(7%)

*** Not meaningful

REVENUE CATEGORIES

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 2

Below is a detail of our primary sources of revenue:

	Quarter ended June 30,
	2025	2024	Change

Distribution	$369,577	$371,204	(0%)
Advertising & Marketing Services	287,856	298,529	(4%)
Political	8,192	31,643	(74%)
Other	9,420	8,987	5%
Total revenues	$675,045	$710,363	(5%)

	Six months ended June 30,
	2025	2024	Change

Distribution	$749,133	$751,707	(0%)
Advertising & Marketing Services	574,253	594,638	(3%)
Political	11,808	59,471	(80%)
Other	19,900	18,799	6%
Total revenues	$1,355,094	$1,424,615	(5%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors (the “Board”) regularly use Employee compensation, Corporate–General and administrative expenses, Operating expenses, Operating income, Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and the Board also use Adjusted EBITDA and Adjusted free cash flow to evaluate company performance and liquidity, respectively. The Leadership Development and Compensation Committee of our Board uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate and compensate senior management. The Board uses Adjusted free cash flow in its periodic assessments of, among other things, repurchases of the company’s common stock, the company’s dividends, strategic opportunities and long-term debt retirement. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance and liquidity measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, merger and acquisition (M&A)-related costs, retention costs, earnout adjustments, workforce restructuring, and a gain related to the sale of the company’s investment in Broadcast Music Inc. (“BMI”). The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluating our earnings or liquidity performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains, in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) earnout adjustments, (7) employee retention costs, (8) M&A-related costs, (9) asset impairment and other, (10) workforce restructuring costs, (11) depreciation and (12) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow, a non-GAAP liquidity measure. The most directly comparable GAAP financial measure to Adjusted free cash flow is Net cash flow from operating activities. Adjusted free cash flow is defined as Net cash flow from operating activities less payments for purchases of property and equipment plus or minus special items. The company removes special items affecting cash flow from operating activities because we do not consider these items to be indicative of its underlying cash flow generation for the reporting period. Adjusted free cash flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments. The company’s 2024/2025 Two-Year Adjusted free cash flow guidance of $900 million to $1.1 billion remains the same.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its net leverage ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

The company is furnishing forward-looking guidance with respect to Adjusted free cash flow for the combined 2024-25 years, corporate expenses for fiscal year 2025 and non-GAAP operating expenses for the third quarter of 2025. Our future GAAP financial results will include the impact of special items such as retention costs. The company believes that such expenses are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods. Therefore, while we may incur or recognize these types of expenses in the future, the company believes that removing these items for purposes of calculating the non-GAAP basis financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. An example of such information is share-based compensation, which is impacted by future share price movement in the company’s stock price and also dependent on future hiring and attrition. In addition, the company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s Consolidated Statements of Income follow:

		Special Items
Quarter ended June 30, 2025	GAAP measure	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Non-GAAP measure

Employee compensation	$170,410	$(808)	$(337)	$(2,775)	$166,490
Corporate - General and administrative expenses	10,109	(226)	(138)	(134)	9,611
Operating expenses	552,631	(808)	(337)	(2,775)	548,711
Operating income	122,414	808	337	2,775	126,334
Income before income taxes	88,166	808	337	2,775	92,086
Provision for income taxes	20,264	151	63	701	21,179
Net income attributable to TEGNA Inc.	67,922	657	274	2,074	70,927
Earnings per share - diluted (a)	$0.42	$—	$—	$0.01	$0.44

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended June 30, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Non-GAAP measure

Employee compensation	$183,967	$(2,198)	$(1,003)	$(1,830)	$178,936
Corporate - General and administrative expenses	12,685	(571)	(654)	(492)	10,968
Operating expenses	568,503	(2,198)	(1,003)	(1,830)	563,472
Operating income	141,860	2,198	1,003	1,830	146,891
Income before income taxes	103,236	2,198	1,003	1,830	108,267
Provision for income taxes	21,207	362	171	445	22,185
Net income attributable to TEGNA Inc.	82,144	1,836	832	1,385	86,197
Earnings per share - diluted	$0.48	$0.01	$—	$0.01	$0.50

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

		Special Items
Six months ended June 30, 2025	GAAP measure	Earnout adjustment	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Non-GAAP measure

Employee compensation	$343,590	$—	$(1,634)	$(707)	$(2,775)	$338,474
Corporate - General and administrative expenses	20,265	—	(457)	(309)	(134)	19,365
Operating expenses	1,123,657	(1,697)	(1,634)	(707)	(2,775)	1,116,844
Operating income	231,437	1,697	1,634	707	2,775	238,250
Income before income taxes	161,634	1,697	1,634	707	2,775	168,447
Provision for income taxes	35,425	435	300	132	701	36,993
Net income attributable to TEGNA Inc.	126,593	1,262	1,334	575	2,074	131,838
Earnings per share - diluted (a)	$0.77	$0.01	$0.01	$—	$0.01	$0.81

(a) Per share amounts do not sum due to rounding.

		Special Items
Six months ended June 30, 2024	GAAP measure	M&A-related costs	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Asset impairment and other	BMI sale gain	Non-GAAP measure

Employee compensation	$372,528	$—	$(5,091)	$(1,573)	$(3,637)	$—	$—	$362,227
Corporate - General and administrative expenses	27,483	(2,290)	(1,323)	(875)	(603)	—	—	22,392
Operating expenses	1,145,195	(2,290)	(5,091)	(1,573)	(3,637)	(1,097)	—	1,131,507
Operating income	279,420	2,290	5,091	1,573	3,637	1,097	—	293,108
Income before income taxes	353,759	2,290	5,091	1,573	3,637	1,097	(152,867)	214,580
Provision for income taxes	82,468	593	793	248	890	284	(36,621)	48,655
Net income attributable to TEGNA Inc.	271,704	1,697	4,298	1,325	2,747	813	(116,246)	166,338
Earnings per share - diluted (a)	$1.55	$0.01	$0.03	$0.01	$0.02	$0.01	$(0.67)	$0.95

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company’s Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2025	2024

Net income attributable to TEGNA Inc. (GAAP basis)	$67,922	$82,144
Less: Net loss attributable to redeemable noncontrolling interest	(20)	(115)
Plus: Provision for income taxes	20,264	21,207
Plus: Interest expense	41,789	41,748
Less: Interest income	(8,168)	(5,873)
Plus: Other non-operating items, net	627	2,749
Operating income (GAAP basis)	122,414	141,860
Plus: Retention costs - employee awards stock-based compensation	808	2,198
Plus: Retention costs - cash	337	1,003
Plus: Workforce restructuring	2,775	1,830
Adjusted operating income (non-GAAP basis)	126,334	146,891
Plus: Depreciation	15,796	15,173
Plus: Amortization of intangible assets	8,832	13,663
Adjusted EBITDA	$150,962	$175,727
Stock-based compensation expenses:
Employee awards	5,172	6,740
Company stock 401(k) match contributions	3,980	4,787
Adjusted EBITDA before stock-based compensation costs	$160,114	$187,254

	Six months ended June 30,
	2025	2024

Net income attributable to TEGNA Inc. (GAAP basis)	$126,593	$271,704
Less: Net loss attributable to redeemable noncontrolling interest	(384)	(413)
Plus: Provision for income taxes	35,425	82,468
Plus: Interest expense	83,600	84,116
Less: Interest income	(16,241)	(11,446)
Plus (Less): Other non-operating items, net	2,444	(147,009)
Operating income (GAAP basis)	231,437	279,420
Plus: Octillion earnout adjustment	1,697	—
Plus: M&A-related costs	—	2,290
Plus: Asset impairment and other	—	1,097
Plus: Workforce restructuring	2,775	3,637
Plus: Retention costs - employee stock-based compensation expenses	1,634	5,091
Plus: Retention costs - cash	707	1,573
Adjusted operating income (non-GAAP basis)	238,250	293,108
Plus: Depreciation	31,275	29,483
Plus: Amortization of intangible assets	17,685	27,323
Adjusted EBITDA	$287,210	$349,914
Stock-based compensation expenses:
Employee awards	11,441	14,980
Company stock 401(k) match contributions	8,649	10,216
Adjusted EBITDA before stock-based compensation costs	$307,300	$375,110

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

Reconciliation of Adjusted free cash flow to Net cash flow from operating activities presented in accordance with GAAP on the company’s Consolidated Statements of Cash Flows is presented below:

	June 30, 2025
	Quarter	Year-to-date

Net cash flow from operating activities (GAAP basis)	$99,862	$159,491

Less: Purchases of property and equipment	(7,105)	(12,051)

Special items:
Workforce restructuring	2,732	9,898
Retention costs - cash	605	734
Total Adjustments	3,337	10,632

Adjusted free cash flow (non-GAAP basis)	$96,094	$158,072

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles our total outstanding debt.

June 30, 2025
Total outstanding principal	$3,090,000
Less: Cash and cash equivalents	(756,540)
Net debt (numerator)	$2,333,460

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period (“T2Y”).

Adjusted EBITDA before stock-based compensation:
Six months June 30, 2025[1]	$307,300
Plus: Year ended December 31, 2024[2]	978,753
Plus: Year ended December 31, 2023[2]	781,562
Less: Six months ended June 30, 2023[3]	(418,346)
Combined T2Y	$1,649,269
Divided by	2
T2Y Adjusted EBITDA (denominator)	$824,635

The following table shows the calculation of the net leverage ratio.

	June 30, 2025
Net debt (numerator)	$2,333,460
T2Y Adjusted EBITDA (denominator)	$824,635
Net Leverage Ratio	2.8	x

1 A non-GAAP measure detailed in Table 4.

2 Refer to page 34 of the 2024 Form 10-K for reconciliations of 2024 and 2023 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.

3 Refer to page 24 in our Q2 2024 Form 10-Q for reconciliations of our Q2 2023 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.